SCHEDULE 14A

Information Required in Proxy Statement

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☐  Soliciting Material Pursuant to Section 240.14a-12

Yappn Corp.

(Name of Company As Specified In Charter)

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1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share

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27,441,163 common shares

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YAPPN CORP.

1001 Avenue of the Americas, 11th Floor

New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

I am pleased to give you notice that the 2016 Annual Meeting of Stockholders (the “Meeting”) of Yappn Corp. (the “Company”) will be held at 110 Tower Executive Offices, 110 SE 6th Street, Suite 1700, Ft. Lauderdale, FL 33301 United States on May 31, 2016 at 10:00 a.m., local time for the following purposes:

1.	To elect seven directors of the Company, each to hold their offices until the next annual meeting of the Company’s stockholders or until their successors have been duly elected and qualified or until his earlier resignation, removal or death. The Board of Directors recommends that Stockholders vote “FOR” each Director.

2.	To ratify the appointment of MNP LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016 and to authorize the Board of Directors to fix their remuneration. The Board of Directors recommends that the Stockholders vote “FOR” this proposal at the Meeting.

3.	To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on April 18, 2016 at 5:00p.m local time as the record date for the annual meeting. Only holders of record of the Company’s Shares (“Stockholders”) at that time are entitled to notice of, and to vote at, the meeting.

Dated: April 21, 2016
/s/ Edward P. Karthaus
Chief Executive Officer

This year, the Company has decided to deliver its meeting materials, which includes the proxy statement (the “Meeting Materials”), to Stockholders by posting them on a website (http://www. yappn.com, which website, apart from the Meeting Materials, is not incorporated into this Proxy). The use of this delivery method is more environmentally friendly as it helps reduce paper use and it will also reduce the Company’s printing and mailing costs. The Meeting Materials will be available on the website as of April 25, 2016, and will remain on there for one year thereafter. All Stockholders will receive a notice and access notification, which will contain information on how to obtain electronic and paper copies of the Meeting Materials in advance of the Meeting. Stockholders may request paper copies of the Meeting Materials be sent to them by postal delivery for one year from the mailing of the Meeting Materials. These copies will be mailed by the Company and are available at no cost to Stockholders. If you wish copies of the Meeting Materials, please call the Company toll-free at (888) 859-4441.Where a request for paper copies of the Meeting Materials is made before the Meeting, the materials will be sent to the requesting Stockholder within three (3) business days of the request. Stockholders that wish to receive paper copies of the Meeting Materials before the voting deadline and the Meeting date should ensure their request is received no later than five (5) business days before the date that is 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the Meeting.

Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be voted. Please fill in, date, sign and return the enclosed proxy card. If you hold your shares in "street name" (that is, through a broker, bank or other nominee), complete, date and sign the voting instruction card that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if acting as a proxy for another stockholder, bring written confirmation from that Stockholder that you are acting as a proxy. If you hold your shares in "street name" and plan to attend the meeting in person, remember to bring a form of personal identification with you and proof of beneficial ownership. The Annual meeting for which this notice is given may be adjourned without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

YAPPN CORP.

1001 Avenue of the Americas, 11th Floor

New York, NY 10018

Telephone: (888) 859-4441

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS OF YAPPN CORP.

May 31, 2016

Unless otherwise stated, the information contained in this proxy statement is as of April 18, 2016.

Introduction

This proxy statement is being furnished to the stockholders of Yappn Corp. (the “Company”) in connection with the solicitation by or on behalf of management of the by its Board of Directors (the “Board”) in connection with the 2016 Annual Meeting of Stockholders (the “Meeting”) to be held at 110 Tower Executive Offices, 110 SE 6th Street, Suite 1700, Ft. Lauderdale, FL 33301 United States on May 31, 2016 at 10:00 a.m, local time, or at any adjournment or postponement thereof.

The Company is listed on the OTCQB in the United States of America (ticker: YPPN).

Our registered United States office is located at 1001 Avenue of the Americas, 11th Floor, New York, NY 10018.

All dollar amounts referenced herein, unless otherwise indicated, are expressed in United States dollars and Canadian dollars are referred to as “CAD”.

Date, Time and Place

This proxy statement is being sent to you in connection with the solicitation of proxies by the Board to holders of its shares of common stock (the “Shares”) for use at the Annual Meeting of Stockholders to be held at 110 Tower Executive Offices, 110 SE 6th Street, Suite 1700, Ft. Lauderdale, FL 33301 United States on May 31, 2016 at 10:00 a.m., local time, or at any adjournment or postponement thereof. The proxy cut-off date for shares to be voted in advance of the meeting will be on May 27, 2016 if by mail and May 30, 2016 if by scanned email or facsimile by 5:00pm, EST. Proxies will be solicited primarily by mail but may also be solicited personally, by telephone or by facsimile by the regular employees of the Company at nominal costs. The costs of solicitation by management will be borne by the Company.

Record Date

Stockholders of record at the close of business on April 18, 2016, the record date for the annual meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. On the record date, there were 27,441,163 issued and outstanding shares of the Company’s Shares entitled to notice of and to vote at the annual meeting. Holders of our Shares have one vote per share on each matter to be acted upon. A list of the stockholders of record entitled to vote will be available at the annual meeting and for 10 days prior to the annual meeting, for any purpose germane to the meeting, between the hours of 10:00 a.m. and 4:30 p.m. at our principal office.

The presence in person or by proxy of holders of at least fifty percent of the outstanding shares of Shares of the Company constitutes a quorum. For purposes of determining the presence of a quorum for transacting business, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present. There are no cumulative voting rights. The inspector of election who will be appointed for the Meeting will tabulate votes cast by proxy or in person and will determine whether or not a quorum is present.

Proposals to be considered by Stockholders

At the Meeting, we will ask holders of our Shares to consider and vote upon the following items:

(1) Election of Directors

The election of the Company’s directors, namely Edward P. Karthaus , C. Kent Jespersen, David Berry, David Fleck, Luis Vázquez Sentíes, Tracie Crook, and Carrie Stone. If elected, these directors will each serve until the next annual meeting of the Company’s stockholders or until their successors have been duly elected and qualified or until his earlier resignation, removal or death.

(2) Ratification of the appointment of an Independent Registered Public Accounting Firm

The ratification of the appointment of MNP LLP, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ending May 31, 2016.

Votes Required By Stockholders

(1) Election of Directors

The seven directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Therefore each director who has more “for” votes than “against” votes will be elected to the Board. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast for the purpose of electing directors.

(2) Ratification of the appointment of an Independent Registered Public Accounting Firm

The proposal to ratify the appointment of MNP LLP, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ending May 31, 2016, and to authorize the Board of Director’s to fix the firm’s remuneration, will require the affirmative vote of a majority of the votes cast. For the purposes of this vote, votes to abstain will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote on such proposal.

Voting of Proxies

A shareholder has the right to appoint a person or Company (who need not be a shareholder of the Company), other than the persons designated in the accompanying form of proxy, to represent the shareholder at the Meeting. Such right may be exercised by inserting the name of such person or Company in the blank space provided in the proxy or by completing another proper form of proxy. Your Shares will be voted in accordance with the instructions contained in the proxies. Your shares will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your shares will be voted accordingly. If you return a signed proxy card without indicating your vote, your shares will be voted in the following manner: FOR the election of persons put forth in this proxy to serve on the Board of Directors; and FOR the ratification of the appointment of MNP LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016.

Revocability of Proxies – How to Vote

The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted: (1) by delivering to our Chief Executive Officer, prior to the Meeting, a written notice of revocation bearing a later date or time than the proxy; (2) by timely delivery of a valid, later dated proxy; or (3) by attending the Meeting and voting in person.

Attendance at the Meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the meeting for a period of time long enough to require the setting of a new record date.

If your shares are registered directly in your name with our transfer agent, Worldwide Stock Transfer, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card have been sent directly to you on the Company’s behalf at the address on file with Worldwide Stock Transfer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The following documents have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record: Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

SOLICITATION OF PROXIES

The Company will pay the cost of solicitation of proxies on behalf of the Board. In addition to mail, proxy solicitation may be made through other means, including scanned email and facsimile. We will, upon request, reimburse banks, brokers, nominees and other record holders for their reasonable expenses in sending soliciting material to stockholders. Stockholders should not send stock certificates with their proxy cards.

NOTICE AND ACCESS

On March 29, 2012, the Securities and Exchange Commission published the Notice of Internet Availability of Proxy Materials (amended from the 2007 rule). The rule provided that a corporation may now post searchable and printable copies of its regulatory shareholder documents and proxy materials on a public website; a corporation must then mail its shareholders at least 40 days prior to its annual meeting informing them where and how they can access the information; a corporation must mail a printed copy of all materials to a shareholder that requests one, and this must be mailed within three business days of the request; and that corporations can solicit and store a shareholder's future regulatory communication preferences.

The Company has decided to deliver the Meeting Materials to Stockholders by posting the Meeting Materials on a website (http://www.yappn.cpm) which website, apart from the Meeting Materials, is not incorporated into this Proxy. The Meeting will be available on the website as of April 25, 2016, and will remain on the website for one full year thereafter.

The Company has decided to mail paper copies of the Meeting Materials to those shareholders who had previously elected to receive paper copies of the Company’s Meeting Materials. All other Stockholders will receive a notice and access notification which will contain information on how to obtain electronic and paper copies of the Meeting Materials in advance of the Meeting. Stockholders may request paper copies of the Meeting Materials be sent to them by postal delivery. These copies are available at no cost to Stockholders and such requests may be made up to one year from the date the Meeting Materials are posted on the website described above. Stockholders may request paper copies of the Meeting Materials be sent to them by postal delivery for one year from the mailing of the Meeting Materials. These copies will be mailed by the Company and are available at no cost to Stockholders. If you wish copies of the Meeting Materials, please call the Company toll-free at (888) 859-44421. Where a request for paper copies of the Meeting Materials is made before the Meeting, the materials will be sent to the requesting Stockholder within three (3) business days of the request. Stockholders that wish to receive paper copies of the Meeting Materials before the voting deadline and the Meeting date should ensure their request is received no later than five (5) business days before the date that is 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the Meeting.

VOTING SECURITIES

The current authorized share capital of the Company consists of four hundred million (400,000,000) shares of common stock and fifty million (50,000,000) shares of preferred stock, both $.0001 par value respectively. As at the date hereof, 27,441,163 shares of common stock, each of which carries the right to one vote on all matters that may come before the Meeting and no shares of Preferred are issued and outstanding. To the knowledge of the directors and executive officers of the Company, no person or Company beneficially owns, or controls or directs, directly or indirectly, Common Shares carrying in excess of 10% of the voting rights attached to all outstanding Shares of the Company.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

When we use the words "anticipate," "estimate," "project," "intend," "expect," "plan," "believe," "should," "likely" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events. These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended May 31, 2015 filed with the SEC and our filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption "Risk Factors" in such filings.

DESCRIPTION OF BUSINESS

Business History

We were originally incorporated under the laws of the State of Delaware on November 3, 2010 under the name of “Plesk Corp.”  Our initial business plan was to import consumer electronics, home appliances and plastic house wares. In March 2013, we filed an amended and restated certificate of incorporation to change our name to “YAPPN Corp.” and increase our authorized capital stock to 200,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share.  Further, in March 2013, our Board of Directors declared a stock dividend, whereby an additional 14 shares of our common stock was issued for each one share of common stock outstanding to each holder of record on March 25, 2013.  All per share information in this report reflect the effect of such stock dividend. On December 22, 2014, our shareholders approved the increase of authorized and issued shares of common stock to 400,000,000 shares of common stock. We filed an amendment with the State of Delaware to affect this change which was accepted effective December 31, 2014.

On March 28, 2013, we purchased a prospective social media platform and related group of assets known as Yappn (“Yappn”) from Intertainment Media, Inc. (“IMI”), a corporation organized under the laws of Canada, for 7,000,000 shares of our common stock, pursuant to an asset purchase agreement (the “Purchase Agreement” and the transaction, the “Asset Purchase”) by and among IMI, us, and our newly formed wholly owned subsidiary, Yappn Acquisition Sub., Inc., a Delaware corporation (“Yappn Sub”).  Mr. David Lucatch, our prior Chief Executive Officer, was the Chief Executive Officer and a director of IMI.  IMI, as a result of this transaction has a controlling interest in our company.  Included in the purchased assets was a services agreement (the “Services Agreement”) dated March 21, 2013 by and among IMI and its wholly owned subsidiaries Ortsbo, Inc., a corporation organized under the laws of Canada (“Ortsbo Canada”), and Ortsbo USA, Inc., a Delaware corporation (“Ortsbo USA” and, collectively with Ortsbo Canada, “Ortsbo”).  Ortsbo was the owner of certain multi-language real time translation intellectual property that we believe is a significant component of the Yappn business opportunity.

Immediately following the Asset Purchase, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, we transferred all of our pre-Asset Purchase assets and liabilities (consisting of our former business of import consumer electronics, home appliances and plastic house wares ) to our wholly owned subsidiary, Plesk Holdings, Inc., a Delaware corporation. Thereafter, pursuant to a stock purchase agreement, we transferred all of the outstanding capital stock of Plesk Holdings, Inc. to certain of our former shareholders in exchange for cancellation of an aggregate of 11,250,000 shares of our common stock held by such persons.

Our principal executive offices are located at 1001 Avenue of the Americas, 11th Floor, New York, NY 10018 and our telephone number is (888) 859-4441. Our website is http://www. yappn.com (which website is expressly not incorporated into this Proxy).

Our Business

Yappn Corp. empowers brands to globalize their offerings and build larger market share by efficiently removing the language barrier in real-time. Focusing on the Ecommerce market, Yappn is the most innovative supplier of Advanced Machine Translation Services to provide high fidelity language services including a complete customizable set of tools to engage consumers in up to 67 languages to support the entire sales cycle, in real-time, from online marketing to Ecommerce sales and customer care.

Focused on delivering global reach and efficiencies without the primary need of human intervention, these services are increasingly becoming essential for companies to conduct business online, as English is no longer the language of the Internet. According to InternetWorldStats.com, as of December 2014, there were over 3 billion Internet users and over 73% engage online in a language other than English. The US Census released by the Center of Immigration Studies last October, 2014 cites that in 2013, a record 61.8 million U.S. residents spoke a language other than English at home, which means that approximately one in five U.S. residents speaks a language other than English, representing a 32% increase from 2010 and almost a 94% increase since 1990.

Yappn’s offerings engage through all phases of Ecommerce, online events, and content programming. Through its Windrose Global Ecommerce framework (“WGE”), Yappn provides an end-to-end multilingual Ecommerce solution for companies of all sizes. Covering everything from pre to post sale, WGE’s proprietary suite includes all the tools for multilingual marketing (advertising), shopping (store, catalog, shopping cart and check-out) and customer support.

Yappn’s cloud-based platform is built from the ground up upon Yappn’s first-in-class technology that automatically detects an online or mobile user’s language. WGE completes the process through advanced technology to understand the meaning and interpretation of a message to seamlessly return a translation that is reflective of the meaning and spirit of the message.

Yappn’s WGE technology is, in managements’ opinion, a game changing solution that can help a retailer revolutionize their business quickly and cost effectively. By interfacing with a retailer’s existing Ecommerce solution, Yappn can assist the E-tailer to greatly expand their global reach by presenting and promoting their store as well as supporting sales in multiple languages. An E-tailer no longer has to be constrained to whom they can sell to because of language.

Yappn derives revenue from a percentage of each sale and/or through professional services fees, when applicable, depending on the application and installation of its offerings. Yappn redefines global social marketing by providing a set of stand-alone commercial tools for brands to easily implement cost effective globalization solutions as they are complementary, not competitive, to today’s top social media networks such as Twitter, Facebook, Pinterest, Instagram, Flickr and YouTube, web, mobile, video players, blogs, online broadcasting, private networks, event virtualization and Ecommerce platforms.

Continued expansion of Yappn’s business rollout will likely require additional debt or equity financing and there can be no assurance that additional financing can be obtained on acceptable terms. Yappn is in the early stage of commercialization, and has insufficient revenues to cover its operating costs. As such, Yappn has incurred an operating loss since inception. This and other factors raise substantial doubt about our ability to continue as a going concern. Yappn’s continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required, and ultimately to attain profitability. Yappn’s independent auditors have included an explanatory paragraph, in their audit report on our financial statements for the fiscal year ended May 31, 2015 regarding concerns about our ability to continue as a going concern. Footnote 2 to the Notes to the financial statement in our Annual Report also discusses concerns about our ability to continue as a going concern. Yappn’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Strategy

The Yappn Ecommerce business model includes a business plan that we believe allows companies to extend their reach online and become truly “international” by servicing customers in 67 languages. This advantage can improve their relationship with their consumers through the elimination of the language barrier and by offering the shopping cart and catalog in multiple languages.   Out of 3 billion Internet users, only 800.6 million engage online in English, according to Internet World Stats.com. Management believes that prime markets for Ecommerce growth are in China, Eastern Europe and Latin America.

The Yappn tool set is comprised of three segments: Online Marketing, Ecommerce Sales, and Customer Care, to provide brands with a series of technology add-ons to complement their current social media activities and allows them to reach a global audience by instantly providing key messaging in 67 languages.

Online Marketing: Advertisement, Social Wall and FotoYapp, Live and Global Events, Video Capturing

●	Digital Advertisement will be presented in the viewer’s choice of language, regardless of their location. The WGE technology will automatically detect the language of the customers’ browser and present the ad in that language, inclusive of local promotions.

●	The Social Wall is an aggregation of major social media accounts for fans and consumers to interact with in 67 languages on up to 54 social media platforms.

●	FotoYapp is a mobile app that provides brands with the ability to share media content instantly across the global social sphere, engaging customers via pictures and short burst video, deploying coupons presented as images. Customers can also use FotoYapp to draw users into their Estore from their social network pages with a unique embeddable FotoWall that resides in their web-store, thereby dramatically increasing traffic to their store. FotoYapp can currently connect to 54 different networks.

●	A live Q&A is an interactive live stream with fans worldwide that allows them to participate and ask moderated questions in 67 languages.

●	Engagement events such as a custom branded Twitter Q&A session which allows for real-time multilingual events to activate on a global scale for brands and individuals.

●	Live video captioning is to broadcast a live event with real-time video closed captioning in 67 languages.

●	Post-production video provides closed captioning in 67 languages for archive videos and feature films.

 Ecommerce Sales: Store, Catalog, Shopping Cart & Check-Out

●	By interfacing with a retailer’s existing Ecommerce solution, the WGE technology helps a retailer greatly expand their global reach by presenting its store, catalog, shopping cart and check-out in up to 67 different languages instantaneously using enhanced machine-based translation.

Customer Care: Multilingual Chat

●	Multilingual Chat provides companies, brands, organizations and consumers with the ability to have topical discussions in almost any language in real-time. Instant globalization allows a company to converse in a customer’s language of choice without incurring the heavy cost of a Customer Service Representative having fluency in every language that the business chooses to service in.

The tools are a "build once and deploy everywhere" arrangement allowing brands to embed key social media like Twitter, Facebook, YouTube, Instagram, Pinterest, Flickr and Tumblr and mobile into a total of 54 existing platforms. Yappn tools have been effectively tested and commercially deployed through a number of entertainment, sports and commercial brands and they are now available to agencies to enhance their client's domestic and global outreach plans. The programs are available on a servicing contractual basis and we have begun to receive commitments from various brands for the use of its tool sets.

According to eMarketer.com, China and USA are the world’s leading Ecommerce markets, combining for more than 55% of the world’s Internet retail in 2014. In 2015, worldwide web sales were expected to increase nearly 21% to $1.59 Trillion. With this view in mind, Yappn’s WGE platform is focused on the Ecommerce market to enable retailers to break the language barrier that prevents them from accessing global markets. Yappn has altered this paradigm with an API (application program interface) that renders any Ecommerce site into a global site in real-time and in up to 67 languages inclusive of the shopping cart checkout. With very high fidelity experience and without any human translation or intervention, the Software as a Service (SaaS) application is focused on three distinct sales models: Partner, Direct and Channel.

The Partner Model is a “One to Many” sales model based on the Yappn Sales Team building relationships directly with partners with the intent of establishing contacts into the partner’s own community in addition to working with the partner themselves. This includes agencies, developer networks and software partnership communities.

The Direct Sales model is a “One-to-One” Model based on the Yappn Sales Team directly selling to a particular customer. This model is generally reserved for strategic and high brand value sales opportunities.

The Channel Sales Model is “One-to-One-to-Many” sales model based on the Yappn Sales Team building relationships directly with software and platform developers, like Shopify and other Ecommerce systems.

Yappn will continue to develop additional revenue-centric features and tools and refine our current business plan. Each new feature set is built on a prime revenue driver for our business as it continues to work with clients and their agencies to develop new deployment tools and programs to reach an expanding global audience.

Digital Widget Factory

Yappn executed a three-year Master Services Agreement (MSA) and Statement of Work (SOW) with Digital Widget Factory to develop and manage a minimum of 200 multilingual Ecommerce sites which will include multilingual online marketing through traditional online services and social engagement. Expected first year revenues for the program are estimated to be up to $3,000,000 (although no assurances can be provided that such amounts will be achieved or profitability realized) with rapid expansion of sites planned for 2016 and 2017. Contract terms allowed for pre-paid fees in association with the project of a minimum of $700,000 plus ongoing professional fees and 20% net profit on the program for the term duration.

The Global Content Market is an ever growing market, with Ipsos Market Research stating that 7 out of 10 online consumers in 24 countries indicate that in a month they share some type of content on social media sites, including pictures as well as articles and something recommended, such as a product, service, movie or book. Emarketer.com also points out that global ad spending will be nearly $600 billion worldwide in 2015 with the increase in digital and mobile platforms being the key growth in ad spending.

Yappn will provide multilingual online marketing through traditional online services and social engagement with its proprietary patented technology to DWF by scheduling and supporting DWF’s revenue programs related to direct and network online advertising, schedule and support DWF’s affiliate and Ecommerce partnerships and also support DWF users to customize their content experience, submit original content and provides tools to incent sharing of content and encourage users to build the membership base.

Revenues recognized to May 31, 2015 from this program totals $1,374,384, which are from ongoing development, programs. Future higher revenues are expected, but not guaranteed, based on an advertising model and an affiliate/membership model which has been effective after the fiscal year end. With over 73% of the Internet surfing languages other than English, this program is designed to capture the foreign advertising market for content that is dominated in English speaking ad partners.

Effective February 29, 2016, DWF sold the technology platform, partially developed by us in conjunction with DWF’s principals to Intelligent Content Enterprises (“ICE”) in an all stock based transaction. As part of the transaction, DWF has ownership and rights to 24 million common shares of ICE for a large minority shareholder position of ICE. We have a draft promissory note from DWF, for the value of the billings of $2,125,000 ($1,431,489 is recorded as a receivable as at February 29, 2016), which is to be paid out over time, with the final payment expected by August 31, 2016. The promissory note is expected to be secured by DWF’s ICE holdings in the amount of 4,250,000 ICE shares, which at the current market value of ICE shares, as of this filing significantly exceeds to the value of the promissory note. Prior to the signing of the note on February 29, 2016, we received $55,428 and we have received another $208,200 subsequent to this quarter end. These amounts are recorded as recognized revenue of the oldest invoices not previously recognized as revenue, which only recognizes revenue on a basis of cash being received by us. With additional payment history and with additional elapsed time for the trading history of ICE, we believe we may be in a position to fully recognize previously unrecognized revenue prior to cash collection, as typically a secured note would provide sufficient assurances of payment to meet the collectability standard, but due to the payment history and limited trading time of ICE shares since the acquisition, management may make that assessment as part of its May 31, 2016 financial reporting.

The Services Agreement

We acquired the rights to use technology and management and development support services under the Services Agreement, dated March 21, 2013, between IMI and IMI’s wholly owned Ortsbo subsidiaries. Pursuant to the terms of the Services Agreement, Ortsbo made available to us its representational state transfer application programming interface (the “Ortsbo API”), which provides multi-language real-time translation as a cloud service. The Services Agreement also provides that Ortsbo makes its “Live and Global” product offering, which enables a cross language experience for a live, video streaming production, available to us as a service for marketing and promoting the Yappn product in the marketplace (the “Services”).  The Services do not include the “chat” technology itself and we shall be solely responsible for creating, securing or otherwise building out our website and any mobile applications to include chat functionality, user forums, user feedback, and related functionality within which the Ortsbo API can be utilized to enable multi-language use.  Under the initial agreement, no intellectual property owned by Ortsbo would be transferred to us except to the extent set forth in the Services Agreement as described in “Intellectual Property” set forth below.

For all ongoing services provided under the Services Agreement, we shall pay Ortsbo an amount equal to the actual cost incurred by Ortsbo in providing the Services, plus thirty percent (30%).  In addition, we shall pay to Ortsbo an ongoing revenue share which shall equal seven percent (7%) of the gross revenue generated by our activities utilizing the Services.  If we are earning revenue without the use of the Services because, for example, all communications are taking place in English, then no revenue share shall be owing to Ortsbo with respect thereto.  If there is a blend of multi-language and English-English communications, then the parties shall do their best to pro rate or apportion the revenues appropriately in order to compensate Ortsbo for the portion of our revenues enabled by use of the Services from Ortsbo.  The Services Agreement may be terminated by either party with 60 days written notice and both parties may not, for the term of the Agreement and a period of two years thereafter, (i) directly or indirectly assist any business that is competitive with the other party’s business, (ii) solicit any person to leave employment with the other and (iii) solicit or encourage any customer to terminate or otherwise modify adversely its business relationship with the other.

In October 2013, we amended the Services Agreement.  Under the terms of the amendment to the Services Agreement, we would have the first right of refusal to purchase the Ortsbo platform and all its assets and operations for a period of two years; increasing its use of Ortsbo's technology for business to consumer social programs at a purchase price to be negotiated at the time we exercise our right. We would also have a right to purchase a copy of the source code only applicable to Yappn programs for $2,000,000 which may be paid in cash or restricted shares of our common stock at a per share price of $1.50 per share. As part of the enhancement agreement, we issued Ortsbo 166,667 shares of our restricted common stock. On April 28, 2014, we exercised our right to purchase a copy of the source code for the Ortsbo property in exchange for 1,333,333 shares of restricted common stock for a value of $2,000,000.

On July 6, 2015, Yappn entered into a definitive agreement to acquire all of the intellectual property assets of Ortsbo. The purchased assets include US Patent No. 8,983,850 B2, US Patent No. 8,917,631 B2, US Patent No. 9,053,097 B2, and other intellectual property including Ecommerce and Customer Care know-how for a total purchase price of US $17 Million, which will be paid by the assumption of US $1 Million in debt and the issuance of US $16 Million worth of Yappn restricted common shares (32 Million shares at US $0.50 per share). The transaction closed on September 15, 2015 and the amended Services Agreement was terminated.

Competition

Our business relating to and arising from the development of the Yappn assets is characterized by innovation, rapid change, patented, proprietary and disruptive technologies.  We may face significant competition, including from companies that provide translation, tools to facilitate the sharing of information, that enable marketers to display advertising and that provide users with multilingual real-time translation of Ecommerce, events and proprietary social media and chat platforms.  These may include:

●	Companies that offer full-featured products that provide a similar range of communications and related capabilities that we provide.

●	Companies that provide web- and mobile-based information and entertainment products and services that are designed to engage users.

●	Companies that offer Ecommerce solutions with built in language support.

●	Traditional and online businesses that offer corporate sponsorship opportunities and provide media for marketers to reach their audiences and/or develop tools and systems for managing and optimizing advertising campaigns.

Competitors, in some cases, may have access to significantly more resources than Yappn.

We anticipate that we will compete to attract, engage, and retain clients and users, to attract and retain marketers, to attract and retain corporate sponsorship opportunities, and to attract and retain highly talented individuals, especially software engineers, designers, and product managers.  As we introduce new features to the Yappn platform, as the platform evolves, or as other companies introduce new platforms and new features to their existing platforms, we may become subject to additional competition. We believe that our ability to quickly adapt to a changing marketplace, and our experienced management team, will enable us to compete effectively in the market.  Further, we believe that our focus on encouraging user engagement based on topics and interests, rather than on “friends” or connections, will differentiate us from much of the competition.

Intellectual Property

We own (i) the yappn.com domain name (which website is expressly not incorporated into this Proxy) and (ii) the Yappn name and all trademarks, service marks, trade dress and copyrights associated with the Yappn name, logo and graphic art.  We may prepare several patent filings in the future. Upon payment of the applicable fees pursuant to the Services Agreement, Yappn became the exclusive owner of copyright in the literary works or other works of authorship delivered by Ortsbo to us as part of the Services provided under the Services Agreement (the “Deliverables”).  All such rights shall not be subject to rescission upon termination of the Services Agreement.  Also as set forth in the Services Agreement, we shall grant to Ortsbo (i) a non-exclusive (subject to certain limitations) license to use the Deliverables for the sole purpose of developing its technology, (ii) a non-exclusive license to use, solely in connection with the provision of the Services, any intellectual property owned or developed by us or on our behalf and necessary to enable Ortsbo to provide the Services and (iii) a license to use intellectual property obtained by us from third parties and necessary to enable Ortsbo to provide the Services.  All such licenses shall expire upon termination of the Services Agreement.

On April 28, 2014, we purchased a copy of the source code for the Ortsbo property and all the rights associated with it.

On July 16, 2015, Yappn entered into a definitive agreement to acquire all of the intellectual property assets of Ortsbo. The purchased assets include US Patent No. 8,983,850 B2, US Patent No. 8,917,631 B2, US Patent No. 9,053,097 B2, and other intellectual property including Ecommerce and Customer Care know-how (Proprietary lexicons and linguistic databases that integrate into Yappn’s language services platform). The transaction closed on September 15, 2015.

Yappn continues to engage in activities to maintain and further build differentiated technologies that increase its intellectual properties.

Government Regulation

We are subject to a number of U.S. federal and state, and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services. In particular, we are subject to federal, state, and foreign laws regarding privacy and protection of user data. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly-evolving industry in which we operate. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning data protection which could affect us.  For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance.

PROPERTIES

We do not own or any real property at this time. We presently utilize office space in New York, New York on a month to month basis and any fees are nominal. We have a Canadian office with a monthly lease which is absorbed by from Intertainment Media, Inc. and eligible for repayment in accordance with the services agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is management’s discussion and analysis (“MD&A”) of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying  financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with (i) audited consolidated financial statements for the fiscal years ended May 31, 2015 and 2014 and the notes thereto and (ii) the section entitled “Business”, included elsewhere in this prospectus.

The Company's MD&A is comprised of significant accounting estimates made in the normal course of its operations, overview of the Company's business conditions, results of operations, liquidity and capital resources and contractual obligations. The Company did not have any off balance sheet arrangements as of May 31, 2015 or 2014.

The discussion and analysis of the Company’s financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Overview

We were originally incorporated under the laws of the State of Delaware on November 3, 2010 under the name of “Plesk Corp.”  Our initial business plan was to import consumer electronics, home appliances and plastic house wares. In March 2013, we changed our name to YAPPN Corp. and entered into an asset purchase agreement to acquire a prospective social media platform. We operate a real-time multilingual company that amplifies brand and social messaging, expands online commerce and provides customer support by globalizing these experiences with its proprietary approach to language. Through its real-time multilingual amplification platform, we eliminate the language barrier, allowing the free flow of communications in 67 languages.

For the years ended May 31, 2015 and 2014, we had revenues of $1,521,984 and $37,135, respectively.  The relatively low levels operating revenue together with the costs we incurred for development of our business and increases in headcount resulted in net losses and comprehensive losses of $4,624,744 and $2,641,473 for the years ended May 31, 2015 and 2014, respectively.  For the year ended May 31, 2015, we had assets totaling $1,470,823, liabilities totaling $8,114,106, and a stockholders’ deficit of $6,643,283. For the year ended May 31, 2014, we had assets totaling $992,002, liabilities totaling $7,046,301 and a stockholders’ deficit of $6,054,299.

Research and Development

We have incurred research and development expenses related to software development totaling $671,312 and $1,375,112 for the years ended May 31, 2015 and May 31, 2014, respectively.  The research and development costs consisted of developmental services provided by Intertainment Media Inc. and our own development team of $498,979 and external consultants’ fees of $172,333.

Critical Accounting Policies

General

The consolidated financial statements and notes included in our quarterly and annual financial statements contain information that is pertinent to this management's discussion and analysis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities, and affect the disclosure of any contingent assets and liabilities. We believe these accounting policies involve judgment due to the sensitivity of the methods, assumptions, and estimates necessary in determining the related asset and liability amounts. While our critical accounting policies are described in the notes to our financial statements appearing elsewhere in this report, we believe the following policies are important to understanding and evaluating our reported financial results:

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.

The Company follows FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. US GAAP establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy are described below:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 - Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The warrants and the convertible promissory notes and debentures are classified as Level 2 financial liabilities.

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Fair Value of Derivative Instruments

The Company has previously issued attached five year warrants as part of a subscription agreements that included convertible promissory notes, debentures and line of credit, some of which had price protection provisions that expired after twelve months. Upon expiration of the price protection, the instruments were treated as an equity instrument.

When applicable, the instruments are measured at fair value using a binomial lattice valuation methodology and are included in the consolidated balance sheets as derivative liabilities. Both unrealized and realized gains and losses related to the derivatives are recorded based on the changes in the fair values and are reflected as a financing expenses on the consolidated statements of operations and comprehensive income (loss).

Hybrid Financial Instruments

For certain hybrid financial instruments, the Company elected to apply the fair value option to account for these instruments. The Company made an irrevocable election to measure such hybrid financial instruments at fair value in their entirety, with changes in fair value recognized in earnings at each balance sheet date. The election may be made on an instrument by instrument basis.

Fair Value of Convertible Notes

The Company has issued convertible notes that are convertible into common stock, at the option of the holder, at conversion prices based on the trading price per share over a period of time. As a result of the variability in the amount of common stock to be issued, these instruments are reflected at fair value. These instruments are measured at the greater of the present value of the note discounted at market rates and the value using a binomial lattice valuation methodology and are included in the consolidated balance sheets under the caption “convertible promissory notes and debentures”. Any unrealized and realized gains and losses related to the convertible notes are recorded based on the changes in the fair values and are reflected as financing expenses on the consolidated statements of operations and comprehensive loss.

Estimates

The consolidated financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and revenues and expenses for the fiscal year ended May 31, 2015 and 2014.

The Company’s significant estimates include the fair value of financial instruments including the underlying assumptions to estimate the fair value of derivative financial instruments and convertible notes and the valuation allowance of deferred tax assets.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, if deemed appropriate, those estimates are adjusted accordingly.

These significant accounting estimates bear the risk of change due to the fact that there are uncertainties attached to those estimates and certain estimates are difficult to measure or value.

RESULTS OF OPERATIONS

Year ended May 31, 2015 and May 31, 2014

Revenues

We are in the process of commercialization of our multi-language e-commerce and marketing businesses.  We had revenues of $1,521,984 and $37,135 for the year ended May 31, 2015 and May 31, 2014, respectively. Revenues for the current year relate predominately to professional services for Digital Widget Factory. Comparative period revenues resulted from services provided for a few limited customer events. Our management is focusing on developing and refining its technologies, and its relationships with commercial partners and influencers, which has delayed revenue realization in recent quarters related to e-commerce.

Cost of revenue

We incurred costs of revenues of $316,907 and $9,443, for the year ended May 31, 2015 and 2014, respectively. These costs were directly attributable to the revenues generated in the applicable periods and resulted in a gross profit of $1,205,077 and $27,692, for the year ended May 31, 2015 and 2014, respectively.

Total operating expenses

During the year ended May 31, 2015 and 2014, total operating expenses were $5,186,787 and $4,107,547, respectively.

For the year ended May 31, 2015, the operating expenses consisted of marketing expense of $1,099,054, research and development expenses of $671,312, general and administrative expenses of $1,394,474, professional fees of $293,373, consulting fees of $745,719, amortization of $231, and stock based compensation of $982,624. For the comparable year ended May 31, 2014 the operating expenses consisted of marketing expenses of $633,272, research and development expenses of $1,375,112, general and administrative expenses of $1,348,712, professional fees of $355,518 and consulting fees of $394,933.

All of our research and development costs have been incurred since the fourth quarter of the 2013 fiscal year. These research and development expenses are primarily for fees to technology consultants from Intertainment Media and Ortsbo, in the prior year, with higher weighting on Yappn’s own employees and third party consultants in the latter half of fiscal 2015. There were significant costs incurred in development of the various technologies supporting the business towards the commencement of commercialization. Many of these costs will not continue into the future, however there will continue to be maintenance and ongoing development customization to ensure our technology solutions meet required standards for our current and prospective customers.

Marketing expenses include costs incurred for public relations, and promotional events and related activities. In the current year, there was a significant launch event in regard to the Company’s FotoYapp application early in our second quarter. A similar event did not incur in the year ended May 31, 2014, which is the main reason for the increase in marketing expenses for the year ended May 31, 2015.

General and administrative expenses include executive and office salaries, administrative services for accounting and finance, and general office needs and averaged approximately $350,000 per quarter. These costs have remained relatively consistent year over year as we continue to work to develop a customer base and meet the needs of investors to finance our operation. Management has made some direct employee engagements over the comparative period, while certain other costs have been reduced. Upon further significant increases in revenue, the Company will continue to hire, but the growth of this cost will be far less than the impact to Net Income (Loss).

Professional fees were incurred primarily for use of legal counsel related to financing arrangements for convertible promissory notes and warrants and for accounting and auditing services. We expect our professional fees to vary from period to period based upon our corporate needs and were relatively consistent year over year.

Consulting fees incurred primarily for consulting service costs for third party consultants. We have used a number of different outside firms to provide investor relations services, strategic position of our products, markets and customer introductions. Some of the fees of the firms providing these services were paid with shares of common stock. Consultants were used more extensively in the year ended May 31, 2015 than in the year ended May 31, 2014. Although consultants are more expensive on a per hour basis, the effort required for some consultants would not support a full time engagement, but overall more services for the Company were required.

Stock based compensation relates to our two grants of stock options during the year ended May 31, 2015. Stock based compensation is recorded using the binomial lattice model which provides a fair value based on assumptions determined to be appropriate by management. Stock based compensation is recorded over the vesting period using a graded vesting schedule. We did not have any grants of stock options for the year ended May 31, 2014, therefore there was no stock based compensation recorded for that year.

Total other income and expenses

Other (income) expenses totaled $643,034 and $(1,438,382), for the year ended May 31, 2015 and May 31, 2014, respectively. The change of $2,081,416 is primarily due to the change in the fair value of derivative financial instruments. Many of our financing instruments are either convertible into shares of our common stock or have provisions that provide an option to convert into shares of our common stock. For accounting purposes we are required to value such instruments at fair value which can fluctuate as the market price of shares of our common stock fluctuates.

During the year ended May 31, 2015, total other (income) consisted of interest expense of $367,895, financing expenses related to convertible debentures, and derivative liabilities totaling $1,128,257, a gain resulting from the change in fair value of the derivative liabilities and convertible notes of ($1,291,743) and other miscellaneous income of ($161,375).

During the year ended May 31, 2014, total other income and expenses resulted in income of $(1,438,382).  The other (income) consisted of interest expense of $110,611 and financing expenses on the issuance of derivative liabilities of $4,737,726. Other income consisted of the increase in the fair value of the derivative liabilities resulting in a gain of ($6,318,613) and miscellaneous other income of $31,894.

The financing expenses related to the issuance of derivative liabilities for the year ended May 31, 2015 related primarily to the raising of convertible notes with exercise prices tied to a discount to market rates. In the prior year, the financing expense related to issuances of preferred shares and convertible debentures that had anti-dilution ratchet provisions thus requiring fair value accounting. For accounting purposes, since certain financial instruments had convertible provisions and in some cases provisions that protect the holder by including full ratchet anti-dilution measures, they were treated as derivatives liabilities and are valued using a binomial lattice fair value model upon inception and adjusted accordingly to market at the close of the period.  Based on our stock price on the date of issuance, which is the date the fair value exercise was completed, the initial financing expense was significant for the year ended May 31, 2014. The financing expense associated with the capital raises and prior obligations were $1,128,257 and $4,737,726 for the year ended May 31, 2015 and May 31, 2014, respectively. There were fewer dilutive financings raised in the year ending May 31, 2015 from convertible notes and no financing from preferred share issuance than the comparative period as we primarily relied on bridge loans and the line of credit arrangement for financing during the year ended May 31, 2015.

As of May 31, 2014, we adjusted the fair value of the derivatives instruments related to the sale of preferred stock and warrants and debentures previously issued. This reduction was based on both a decline in our share price as the market price of the common shares declined from a May 31, 2013 share price of $0.55 to a May 31, 2014 share price of $0.16 as well as an element due to elapsed time. There was a further reduction in fair values for the year ended May 31, 2015 as the market price of the common shares declined from a May 31, 2014 share price of $0.16 to a May 31, 2015 share price of $0.06. The changes in market value of our common stock coupled with the other parameters used in the binomial lattice model for all instruments marked to market, resulted in a gain of $691,743 for the year ended May 31, 2015 in contrast to a larger gain of $6,318,613 for the year ended May 31, 2014, a change of $5,626,870.

During the year ended May 31, 2015 and year ended May 31, 2014, we raised $2,742,263 and $3,860,092, respectively, in cash from short term notes payable, line of credit, convertible notes and debentures through normal channels and private placements.

Net loss and comprehensive loss

During the year ended May 31, 2015 and 2014, we had net loss and comprehensive loss of $4,624,744 and $2,641,473 respectively.

Three months ended February 29, 2016 and February 28, 2015

Revenues

We are in the process of commercialization of our multi-language e-commerce and marketing businesses.  We had revenues of $101,537 and $528,846 for the three months ended February 29, 2016 and February 28, 2015, respectively. The Company billed its largest customer $233,860 for the three month period ended February 29, 2016. Our company has received acknowledgment and acceptance of the services performed, however due to the long period without payment, our management has determined the revenue recognition criteria has not been met for new billings. Our company and DWF are working through final discussions to complete a secured promissory note to enable full and complete payment of the total billings incurred, both recognized and unrecognized as at February 29, 2016. We did recognize $55,428 in revenue in the third quarter from DWF based on a payment received against the outstanding billings. The DWF assets were acquired by ICE effective February 29, 2016 and thus no further billings will be made to DWF. Future billings as part of consulting and language services for the program will be through ICE, and initially are expected to be lower than the average billings to DWF. Our management is focusing on developing and refining its technologies, and its relationships with commercial partners and influencers, which has delayed revenue realization in recent quarters related to e-commerce.

Cost of revenue

We incurred costs of revenues of $9,134 and $140,183, for the three months ended February 29, 2016 and February 28, 2015, respectively. These costs were directly attributable to the revenues generated in the applicable periods and resulted in a gross profit of $92,403 and $388,663, for the three months ended February 29, 2016 and February 28, 2015, respectively.

Total operating expenses

During the three months ended February 29, 2016 and February 28, 2015, our total operating expenses were $1,295,610 and $849,358, respectively.

For the three months ended February 29, 2016, the operating expenses consisted of marketing expense of $26,152, research and development expenses of $109,203, general and administrative expenses of $497,826, professional fees of $241,025, consulting fees of $92,590, amortization of $263,940, depreciation of $102 and stock based compensation of $64,772. For the three months ended February 28, 2015, the operating expenses consisted of marketing expense of $104,383, research and development expenses of $100,759, general and administrative expenses of $300,435, professional fees of $74,282, consulting fees of $199,064, depreciation of $57 and stock based compensation of $70,378.

Our research and development costs are partially for fees to technology consultants from Intertainment Media and Ortsbo, in the prior year, with higher weighting on our own employees and third party consultants in the latter half of fiscal 2015. In the three months ended February 29, 2016 there were no research and development costs from Intertainment Media and Ortsbo. There were significant costs incurred in development of the various technologies supporting the business towards the commencement of commercialization. Many of these costs will not continue into the future, however there will continue to be maintenance and ongoing development customization to ensure our technology solutions meet required standards for our current and prospective customers.

Marketing expenses include costs incurred for public relations, and promotional events and related activities. During the third quarter of fiscal 2015, there were additional marketing expenses incurred on promotion of FotoYapp. A similar event did not incur in the three months ended February 29, 2016, which is the primary reason for the decrease in marketing expenses for the three months ended February 29, 2016.

General and administrative expenses include executive and office salaries, administrative services for accounting and finance, and general office needs. These costs have remained relatively consistent period over period as we continue to work to develop a customer base and meet the needs of investors to finance our operation. Management has made some direct employee engagements over the comparative period, while certain other costs have been reduced. Upon further significant increases in revenue, management will continue to hire, but the growth of this cost, we believe, will be far less than the impact to Net Loss.

Professional fees were incurred primarily for use of legal counsel related to financing arrangements for convertible secured promissory notes and for accounting and auditing services. We expect our professional fees to vary from period to period based upon our corporate needs and were relatively consistent period over

Consulting fees incurred primarily for consulting service costs for third party consultants. We have used a number of different outside firms to provide investor relations services, strategic position of our products, markets and customer introductions. Some of the fees of the firms providing these services in the prior period were paid with shares of common stock. Consultants were used to a lesser extent in the three months ended February 29, 2016 compared to the three months ended February 28, 2015. Although consultants are more expensive on a per hour basis, the effort required for some consultants would not support a full time engagement, but overall more services for the Company were required.

Amortization for the three month period ended February 29, 2016 relates to technology acquired from Ortsbo on September 15, 2015. The technology is amortized over 5 years. There is no amortization recorded in the prior period as the acquisition only relates to fiscal 2016.

Stock based compensation during the three months ended February 29, 2016 relates to our two previous grants of stock options. Stock based compensation is recorded using the binomial lattice model which provides a fair value based on assumptions determined to be appropriate by management. Stock based compensation is recorded over the vesting period using a graded vesting schedule which results in a higher proportion of expense recorded earlier in the vesting term than later. The current period includes the vesting impact of two grants, whereas the prior period only included the first grant. Due to the higher weighting of expense recognition in earlier years the stock based compensation impact was greater in the prior period than the current period.

Total other income and expenses

Other (income) expenses totaled $576,376 and $894,903 for the three months ended February 29, 2016 and February 28, 2015, respectively. The change of $(318,527) is primarily due to the change in the fair value of derivative financial instruments. Many of our financing instruments are either convertible into shares of our common stock or have provisions that provide an option to convert into shares of our common stock. For accounting purposes we are required to value such instruments at fair value which can fluctuate as the market price of shares of our common stock fluctuates. During the current quarter, the biggest impact was due to accretion on existing notes rather than fair value changes based on common stock price fluctuations. Accretion expense is a result of the fair value process required when financial instruments are issued and recorded in the financial statements. Over the maturity period of the underlying financial instrument, interest is accreted into the statement of operations to reflect the “time value of money”.

During the three months ended February 29, 2016, total other expense consisted of interest expense of $268,222, a loss resulting from the change in fair value of the derivative liabilities and convertible notes of $289,881, prepayment fees on variable Notes of $29,350 and other miscellaneous income of $(11,077).

During the three months ended February 28, 2015, total other expense consisted of interest expense of $105,007, financing expenses related to convertible debentures, warrants and contractual obligations totaling $362,069, an expense resulting from the change in fair value of the derivative liabilities and convertible notes of $485,051, prepayment fees on variable notes of $10,000 and other miscellaneous income of $67,224.

The financing expense associated with the capital raises were $nil and $362,069 for the three months ended February 29, 2016 and February 28, 2015, respectively. There were no dilutive financings raised in the period ending February 29, 2016 from convertible notes vs the comparative period in fiscal 2016 we primarily relied on secured debenture, bridge loans for financing during the three months ended February 29, 2016. The financing expenses related primarily to the raising of convertible notes with exercise prices tied to a discount to market rates for the three month period ended February 28, 2015. For accounting purposes, since certain financial instruments had convertible provisions, they were treated as derivatives liabilities and are valued using a binomial lattice fair value model upon inception and adjusted accordingly to market at the close of the period.  Based on our stock price on the date of issuance, which is the date the fair value exercise was completed, the initial financing expense was significant for the three months ended February 28, 2015.

The accretion in convertible notes resulted in a loss of $289,881 for the three months ended February 29, 2016 in contrast to a larger loss of $485,051 for the three months ended February 28, 2015, a change of $(195,170). As of February 28, 2015, we record the fair value change of the derivatives instruments related to the sale of warrants and debentures previously issued. This reduction was based on both a slight increase in our share price as the market price of the common shares increased from a May 31, 2014 share price of $1.58 to a February 28, 2015 share price of $0.55 as well as an element due to elapsed time.

Net loss and comprehensive loss

During the three months ended February 29, 2016 and February 28, 2015, we had net and comprehensive loss of $1,779,583 and $1,355,598 respectively.

Nine Months ended February 29, 2016 and February 28, 2015

Revenues

We are in the process of commercialization of our multi-language platform. We had revenues of $911,918 and $606,821 for the nine months ended February 29, 2016 and February 28, 2015, respectively. $812,533 of revenue for the nine month period ended related to DWF professional services. We billed DWF $802,592 for the nine month period ended February 29, 2016, that has not been recorded as revenue in our financial statements. Our company has received acknowledgment and acceptance of the services performed during the nine month period ended February 29, 2016, however due to the long period without payment, management has determined the revenue recognition criteria has not been met since the beginning of the second quarter of fiscal 2016. Our company and DWF are working through final discussions to complete a secured promissory note to enable full and complete payment of the total billings incurred, both recognized and unrecognized as at February 29, 2016. We did recognize $55,428 in revenue in the third quarter from DWF based on a payment received against the outstanding billings. Comparative period revenues resulted from the startup of the professional services related to the DWF program. The DWF assets were acquired by ICE effective February 29, 2016 and thus no further billings will be made to DWF. Future billings as part of consulting and language services for the program will be through ICE, and initially are expected to be lower than the average billings to DWF. Our management has focused on developing relationships with large commercial partners and influencers, which has delayed revenue realization from e-commerce in recent quarters.

Cost of revenue

We incurred costs of revenue of $146,068 and $140,389, for the nine months ended February 29, 2016 and February 28, 2015, respectively. These costs were directly attributable to the revenues generated in the comparative period and resulted in a gross profit of $765,850 and $466,432, for the nine months ended February 29, 2016 and February 28, 2015, respectively.

Total operating expenses

During the nine months ended February 29, 2016 and February 28, 2015, total operating expenses were $3,457,744 and $3,990,999, respectively.

For the nine months ended February 29, 2016, the operating expenses consisted of marketing expense of $224,900, research and development expenses of $301,168, general and administrative expenses of $1,272,484, professional fees of $401,048, consulting fees of $295,665, amortization of $483,890, depreciation of $300 and stock based compensation of $478,289. For the comparable nine months ended February 28, 2015, the operating expenses consisted of marketing expense of $996,107, research and development expenses of $597,490, general and administrative expenses of $1,020,468, professional fees of $173,520, consulting fees of $524,059, depreciation of $176 and stock based compensation of $679,179.

Our research and development costs are partially for fees to technology consultants from Intertainment Media and Ortsbo, in the prior year, with higher weighting on our own employees and third party consultants in the latter half of fiscal 2015. During the latter part of the current nine month period ended February 29, 2016, there were no research and development costs from Intertainment Media and Ortsbo. There were significant costs incurred in development of the various technologies supporting the business towards the commencement of commercialization. Many of these costs will not continue into the future, however there will continue to be maintenance and ongoing development customization to ensure our technology solutions meet required standards for our current and prospective customers.

General and administrative expenses include executive and office salaries, administrative services for accounting and finance, and general office needs. These costs have remained relatively consistent period over period as we continue to work to develop a customer base and meet the needs of investors to finance our operation. Management has made some direct employee engagements over the comparative period, while certain other costs have been reduced. Upon further significant increases in revenue, management will continue to hire, but the growth of this cost, we believe, will be far less than the impact to Net Loss.

Total other income and expenses

Other (income) expenses totaled $976,700 and $(544,073), for the nine months ended February 29, 2016 and February 28, 2015, respectively. The change of $1,520,773 is primarily due to the change in the fair value of derivative financial instruments. Many of our financing instruments are either convertible into our common stock or have provisions that provide an option to convert into our common stock. For accounting purposes we are required to value such instruments at fair value which can fluctuate as the market price of our common stock fluctuates. During the current nine month period, however, the biggest impact was due to accretion on existing notes rather than fair value change. Accretion expense is a result of the fair value process required when financial instruments are issued and recorded in the financial statements. Over the maturity period of the underlying financial instrument, interest is accreted into the statement of operations to reflect the “time value of money”.

During the nine months ended February 29, 2016, total other (income)/expense consisted of interest expense of $616,609, financing expenses related to convertible debentures, and expense warrants issued to line of credit holders and consultants totaling $632,250, a gain resulting from the change in fair value of the derivative liabilities and convertible notes of $(550,456), prepayment fees on variable notes of $306,140 and other miscellaneous income of $(27,843).

During the nine months ended February 28, 2015, total other (income)/expense consisted of interest expense of $253,973, financing expenses related to convertible debentures, and warrants that are considered derivative liabilities totaling $942,574, a gain resulting from the change in fair value of the derivative liabilities and convertible notes of $(1,647,824), prepayment fees on variable notes of $50,984 and other miscellaneous income of $(143,780).

During the nine month period ended February 29, 2016 and year ended May 31, 2015, we raised $2,268,846 and $2,742,263, respectively, in net cash from short term notes payable, line of credit, convertible notes and debentures through normal channels and private placements. For accounting purposes, since certain financial instruments had convertible provisions they are treated as derivatives liabilities and are valued using a binomial lattice fair value model upon inception and adjusted accordingly to market at the close of the period.  The financing expense associated with the capital raises and prior obligations were $632,250 and $942,574 for the nine month period ended February 29, 2016 and February 28, 2015, respectively. There was less financing raised in the nine months ending February 29, 2016 from convertible notes vs. the comparative period, instead we made more use of secured debenture financing and bridge loans.

For the nine month period ended February 29, 2016, the gain from fair value adjustment largely relates to accretion on various convertible notes as well as fair value change on variable notes which are a product of stock price and days to maturity. In the comparative period, there was a significant decline in the market price compared to those prices that were in effect at the time of the original issuance of these convertible instruments. The changes in market value of our common stock coupled with the other parameters used in the binomial lattice model for all instruments marked to market, resulted in a gain of $550,456 for the nine month period ended February 29, 2016 in contrast to a larger gain of $1,647,824 for the nine month period ended February 28, 2015, a change of $1,097,368.

Net and comprehensive loss

During the nine months ended February 29, 2016 and February 28, 2015, we had net and comprehensive loss of $3,668,894 and $2,980,494 respectively.

Liquidity and Capital Resources

As of February 29, 2016, we had a cash balance of $16,623, which is a decrease of $2,873 from the ending cash balance of $19,496 as of May 31, 2015. We do not have sufficient funds to fund our expenses over the next twelve months. There can be no assurance that additional capital will be available to us. Since we have no other financial arrangements or plans currently in effect, our inability to raise funds for the above purposes will have a severe negative impact on our ability to remain a viable going concern.

To fund our operations, we have issued secured debentures, short term notes, and convertible debt instruments for gross cash receipts of $2,268,846 and $2,742,263 for the nine months ended February 29, 2016 and the year ended May 31, 2015, respectively.

We have used this financing for funding operations and replacing short term high cost debt instruments with lower cost longer term financial instruments where the economics made sense.

We estimate we will need additional capital to cover our ongoing expenses and to successfully market our product offerings. This is only an estimate and may change as we receive feedback from customers and have a better understanding of the demand for our application and the ability to generate revenues from our new products. Both of these factors may change and we may not be able to raise the necessary capital and if we are able to, that it may not be at favorable rates.

On July 6, 2015, we entered into a definitive agreement to acquire all of the intellectual property assets of Ortsbo, which closed on September 15, 2015. The purchased assets include US Patent No. 8,983,850 B2, US Patent No. 8,917,631 B2, US Patent No. 9,053,097 B2, and other intellectual property including Ecommerce and Customer Care know-how for a total purchase price of $17 Million, which will be paid by the assumption of $1 Million in debt and the issuance of $16 Million worth of our restricted common shares (32 Million shares at $0.50 per share).

On July 7, 2015, the Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate a 10:1 Reverse Stock Split (“Reverse Stock Split”).  Under this Reverse Stock Split each 10 shares of our Common Stock were automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, we issued an additional share to all holders of fractional shares. FINRA declared our company’s 1-for-10 reverse stock split ex-dividend date effective as of October 2, 2015.

On July 15, 2015, we completed a secured debt financing of $4.5 Million of 12% Secured Debentures. The Secured Debentures have a maturity date of December 31, 2015 but may be accelerated under certain conditions. $2.0 million of the $4.5 Million secured debt financing includes conversion of previously existing debt of the Company as well as assumption of debt on close at September 15, 2015 of the acquisition of Ortsbo IP. Subsequent to the end of the second fiscal quarter, the holders of the Secured Debentures (the “Holders”) agreed to extend the maturity date of the Secured Debentures from December 31, 2015 to July 15, 2020, and were provided with the right to amend the Secured Debenture such that a Holder shall have the right, at any time after the earlier of (i) six (6) months from the date of first issuance of any subsequent Debentures; and (ii) June 30, 2016, to require the Company to satisfy the outstanding obligations underlying the Secured Debenture; provided, however, that at least two thirds (66.67%) of the Holders of the principal amount of the Secured Debentures consent to a put of their Secured Debentures to our company.

The Company received $2.5 million of this financing in the form of cash and cash commitments, including conversion of the short term loans obtained on May 11, 2015 and June 19, 2015 as described in Note 5. $1,075,000 of the $4.5 million financing is conversion of a portion of our existing debt that remained in the secured debenture. $925,000 was repaid out of the secured debenture, in the form of cash in the amount of $465,000 with the remainder in the form of the release of secured deposit that was applied against accounts receivable. On September 15, 2015, we closed the acquisition of intellectual property from Ortsbo Inc., and as part of this closing, assumed debt and non-controlling equity interests from Ortsbo that was immediately subscribed to a second tranche of secured debentures. The secured debentures balance as at February 29, was $4,550,388.

On December 30, 2015, we completed a secured debenture and warrant financing of $2,086,000 through the offering of units by way of private placement, with each unit consisting of (i) a 12% secured convertible debenture with a maturity date of five years from issuance and (ii) ten (10) five year common share purchase warrants, vesting in 1/3 increments and having an exercise price of $0.01 per share. The units were sold at $1.00 per unit. This closing includes conversion of $1,201,000 in short term loans advanced during the quarter prior to the closing of this secured debenture. Additionally, this includes $46,000 that our company has yet to receive in cash. This is currently recorded as subscription receivable.

Going Concern Consideration

We incurred net losses and comprehensive losses resulting in a deficit of $18,431,446 through February 29, 2016. At February 29, 2016, we had total liabilities totaling $9,273,324 and a working capital deficit of $3,093,528. These factors raise substantial doubt as to our ability to continue as a going concern.

Implementation of our business plan will require additional debt or equity financing and there can be no assurance that additional financing can be obtained on acceptable terms.  We are in the development stage, and have insufficient revenues to cover our operating costs. As such, we have incurred an operating loss since inception. Our ability to continue as a going concern is dependent on its ability to raise adequate capital to fund operating losses until we are able to engage in profitable business operations. This and other factors raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required and ultimately to attain profitability. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

There can be no assurance that the raising of equity or debt will be successful or that our anticipated financing will be available in the future, at terms satisfactory us. Failure to achieve the equity and financing at satisfactory terms and amounts could have a material adverse effect on our ability to continue as a going concern. If we cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition and business prospects will be materially and adversely affected, and we may have to cease operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  Our common stock is quoted on the OTC Markets under the symbol “YPPN.QB”.

The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by the OTCQB. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.  All market prices reflect the effect of any stock dividend and reverse stock split.

	High	Low
Quarter Ended	($)	($)
February 29, 2016	$0.37	$0.19
November 30, 2015	$1.50	$0.36
August 31, 2015	$1.20	$0.42
May 31, 2015	$0.60	$0.60
February 28, 2015	$0.60	$0.50
November 30, 2014	$0.40	$0.40
August 31, 2014	$1.30	$1.10

May 31, 2014	$2.50	$0.50
February 28, 2014	$0.80	$0.40
November 30, 2013	$1.20	$0.50
August 31, 2013	$9.50	$1.00

Holders

On April 18, 2016, we had approximately 34 shareholders of record of our common stock, which does not include shareholders whose shares are held in street or nominee names.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of April 18, 2016 regarding the beneficial ownership of our common stock, based on 27,441,163 shares of common stock issued and outstanding and 21,498,833 shares issuance upon the conversion of securities for an aggregate of 48,939,996 held by (i) each executive officer and director; (ii) all of our executive officers and directors as a group; and (iii) each person or entity who, to our knowledge, owns more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is limited to holdings of common stock and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Yappn Corp., 1001 Avenue of the Americas, 11th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
5% Owners
Intertainment Media, Inc. (2)	15,312,500	31.3%

Officers and Directors
Edward P. Karthaus (3)	750,000	1.5%
Craig McCannell (4)	481,666	1%
C. Kent Jespersen (5) David Berry(6)	126,820 182,821	* *
David Fleck (7)	350,000	*
Luis Vázquez Sentíes (8)	2,050,000	4.18%
Tracie Crook (9)	90,000	*
Carrie Stone	0
All executive officers and directors as a group (eight persons)(8)	4,031,307	8.2%

* less than one percent

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of April 18, 2016.
(2)	Intertainment Media, Inc. is controlled by David Lucatch.
(3)	Edward P. Karthaus holds 750,000 vested stock options.
(4)	Craig McCannell holds 481,666 vested stock options.
(5)	C. Kent Jespersen holds 26,820 shares of common stock and 100,000 common share purchase warrants.
(6)	David Berry holds 50,021 common shares directly and holds indirect control over 82,820 common shares and 50,000 common stock purchase warrants.
(7)	David Fleck holds indirect control over 50,000 common stock purchase warrants and a debenture convertible into 300,000 common shares.
(8)	Luis Vázquez Sentíes holds 50,000 common stock purchase warrants and a debenture convertible into 2,000,000 common shares.
(9)	Tracie Crook holds 40,000 shares of common stock and 50,000 common stock purchase warrants.
(10)	Includes 199,641 shares of common stock and 3,831,666 shares of common stock available upon conversion of securities.

Description of Securities

In March 2013, we filed an amended and restated certificate of incorporation to increase our authorized capital stock to 200,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share

On December 31, 2014, we filed an amended and restated certificate of incorporation to increase the Company’s authorized number of common shares to 400,000,000 shares of common stock, par value $0.0001 per share.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, amendment to the Certificate of Incorporation and the By-laws .

Common stock

The holders of our Common Stock are entitled to one vote per share on all matters to be voted on by our stockholders, including the election of directors. Our stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of the Company’s Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors, in its discretion, from funds legally available there for and subject to prior dividend rights of holders of any shares of our Preferred Stock which may be outstanding. Upon the Company’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of our Preferred Stock, if any, the holders of our Common Stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of the Company’s Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of the Company’s Common Stock are fully paid and not liable to further calls or assessment by the Company.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock, par value $0.0001. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. Subsequently, 10,000,000 shares were designated as Series A Preferred Stock. The Series A Preferred Stock collectively has liquidation preference and the right to convert to one share of common stock for each share of preferred stock.

As of April 18, 2016, we have no Series A Convertible Preferred Stock issued and outstanding.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for: (i) the person who served as the Chief Executive Officer of Yappn Corp during the year ended May 31, 2015, regardless of the compensation level, and (ii) each of our other executive officers, serving as an executive officer at any time during 2015. The foregoing persons are collectively referred to in this prospectus as the “Named Executive Officers.” Compensation information is shown for the year ended May 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Comp ($)	Non- Qualified Deferred Comp Earnings ($)	All Other Comp ($)	Totals ($)
David Lucatch,	2015	190,000	0	0	247,569	0	0	12,000	449,569
Prior CEO*	2014	0	0	0	0	0	0	0	0
Craig McCannell,	2015	120,000	0	0	66,518	0	0	9,000	195,518
CFO	2014	0	0	0	0	0	0	0	0
David Bercovitch,	2015	0	0	0	115,283	0	0	0	115,283
COO**	2014	0	0	0	0	0	0	0	0

**Mr. Bercovitch no longer retains the role of Chief Operating Officer.

Employment Agreements

On June 1, 2014, we entered into an employment agreement with David Lucatch, our CEO, which had an indefinite term. Under the terms of that agreement, Mr. Lucatch continued to serve as our Chief Executive Officer. Mr. Lucatch received a base salary of $190,000 per year in the first year of the agreement, subject to future increases in base salary as well as options that vest over time. *Mr. Lucatch no longer serves as an officer of our company. *Mr. Lucatch subsequently resigned his position as CEO on November 5, 2015.

On October 31, 2014, we entered into a consulting agreement with Maranden Holdings, Inc., an entity controlled by David Bercovtich, memorializing the agreement by which David Bercovtich would act as our Chief Operating Officer. Under the terms of this agreement, Mr. Bercovtich will continue to serve as our Chief Operating Officer. Maranden Holdings, Inc received one hundred fifty thousand (150,000) common stock purchase warrants as compensation in lieu of cash salary, such common stock purchase warrants vesting over two years. Maranden Holdings, Inc, is entitled to certain bonus payments and payment of expenses.

On September 1, 2014 we entered into an employment agreement with Craig McCannell, our CFO, which has an indefinite term. Under the terms of this agreement, Mr. McCannell will continue to serve as our Chief Financial Officer. Mr. McCannell will receive a base salary of $160,000 per year in the first year of the agreement, subject to future increases in base salary as well as options that vest over time. Mr. McCannell will be entitled to certain bonus payments based on the revenue of the Company and standard expense reimbursements and benefits.

Concurrent with his appointment as Chief Executive Officer on February 22, 2016, Edward P. Karthaus executed an executive employment agreement in which he will receive an annual salary of CDN$225,000 per year, stock options, and bonus provisions.

Concurrent with his appointment as Chief Sales Officer on March 15, 2016, Steven Taylor executed an executive employment agreement in which he will receive an annual salary of CDN$180,000 per year, stock options, and bonus provisions.

Concurrent with his appointment as Chief Technology Officer on March 30, 2016, Anthony R. Pearlman executed an executive employment agreement in which he will receive an annual salary of $160,000 per year, stock options and bonus provisions.

Outstanding Equity Awards as of May 31, 2015

Outstanding stock options granted to Named Executive Officers (“NEO’s”) and Directors as at May 31, 2015 are as follows:

	Option Awards
Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Lucatch	100,000	200,000	$1.00	August 14,2019
David Lucatch	50,000	100,000	$1.00	March 2, 2020
David Bercovitch	50,000	100,000	$1.00	August 14, 2019
David Bercovitch	13,333	26,667	$1.00	March 2, 2020
Craig McCannell	20,000	40,000	$1.00	August 14, 2019
Craig McCannell	33,333	66,667	$1.00	March 2, 2020
Herb Willer	50,000	0	$1.00	August 14, 2019
Herb Willer	50,000	0	$1.00	March 2, 2020
Marc Saltzman	50,000	0	$1.00	August 14, 2019
Marc Saltzman	25,000	0	$1.00	March 2, 2020
Neil Stiles	50,000	0	$1.00	August 14, 2019
Neil Stiles	25,000	0	$1.00	March 2, 2020
Wayne Parsons	50,000	0	$1.00	August 14, 2019
Wayne Parsons	25,000	0	$1.00	March 2, 2020

The Company has no stock appreciation rights.

Options Exercises and Stocks Vested

None

Grants of Plan-Based Awards

None.

Non-Qualified Deferred Compensation

None.

Golden Parachute Compensation

None.

Compensation of Directors

Directors who provide services to the Company in other capacities have been previously reported under “Summary Compensation”. The following table summarizes compensation paid to or earned by our directors who are not Named Executive Officers for their service as directors of our company during the fiscal year ended May 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total (1) ($)
Herb Willer	0	0	72,150	0	0	0	72,150
Marc Saltzman	0	0	58,900	0	0	0	58,900
Neil Stiles	0	0	58,900	0	0	0	58,900
Wayne Parsons	0	0	58,900	0	0	0	58,900

(1)	The values in the “Option Awards” and included within the “Total” columns above do not represent a cash payment of any kind. Rather these values represent the calculated Binomial lattice model theoretical value of granted options. It is important to note that these granted options may or may not ever be exercised. Whether granted options are exercised or not will be based primarily, but not singularly, on the Company’s future stock price and whether the granted options become “in-the-money”. If these granted options are unexercised and expire, the cash value or benefit to the above noted individuals is $nil.

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Since our incorporation on November 3, 2010 until May 31, 2015, we have not paid any cash compensation to our directors in consideration for their services rendered to our Company in their capacity as such. Directors have been granted stock options as noted above.

RELATED PARTY TRANSACTIONS

On July 6, 2015 Yappn entered into a definitive agreement to acquire all of the intellectual property assets of Ortsbo. The purchased assets include US Patent No. 8,983,850 B2, US Patent No. 8,917,631 B2, US Patent No. 9,053,097 B2, and other intellectual property including Ecommerce and Customer Care know-how for a total purchase price of US $17 Million, which will be paid by the assumption of US $1 Million in debt and the issuance of US $16 Million worth of Yappn restricted common shares (32 Million shares at US $0.50 per share). The transaction is subject to closing conditions including each party obtaining all necessary approvals, including stock exchange approval and shareholder approval, if required. Upon the completion of the transaction the amended Services Agreement will be terminated. The transaction was completed effective September 15, 2015

Review, approval or ratification of transactions with related persons

Our Board of Directors is responsible to approve all related party transactions. We have not adopted written policies and procedures specifically for related person transactions.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law and our bylaws provide for the indemnification of our directors, officers, employees and other persons against claims and liability by reason of serving as a director, officer or employee.

Indemnification Under Delaware Law

Our officers and directors are indemnified as provided by the Delaware General Corporation Law..

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

 PROPOSAL 1 - ELECTION OF DIRECTORS

The following table sets forth the name, age and position of nominated director of the Company as at April 18, 2016. Directors of the Company hold their offices until the next annual meeting of the Company’s shareholders or until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Executive officers of the Company are appointed by the Board of Directors (the “Board”) to serve until their successors are elected and qualified. There are no family relationships between any director or executive officer of the Company.

Edward P. Karthaus	Director, Chief Executive Officer
C. Kent Jespersen	Director, Chairman of the Board
David Berry	Director
David Fleck	Director
Luis Vázquez Sentíes	Director
Tracie Crook	Director
Carrie Stone	Director

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

 Edward P. Karthaus. Mr. Karthaus, since July of 2014, was the Chief Operating Officer of Teneda Inc., a SaaS omni-channel solution suite and services company. Since June 2014, Mr. Karthaus has provided management consulting for technology, financial services and venture stage companies. Since September 2012, Mr. Karthaus has been Director (from September 2012 through May 2014) and then Advisor (since June 2014) for the Research, Innovation and Commercialization Centre, a Regional Innovation Centre, and is a member of the Ontario Network of Entrepreneurs. From September 2010 through August 2013, Mr. Karthaus was the Chief Operating Officer of Prophix Software, Inc. Mr. Karthaus has a B. Sc. Business Administration from Nathaniel Hawthorne College and completed a Sales Management Program at Queen’s University School of Business.

C. Kent Jespersen. Mr. Jespersen is also a Director of Axia NetMedia Corporation, which owns, operates and sells services over fibre optic communications infrastructure, Chairman and Director of Seven Generations Ltd., a four billion dollar oil and natural gas company and Chairman and Chief Executive Officer of La Jolla Resources International Ltd., an Alberta Canada resources corporation. Mr. Jespersen was a Director of MATTRIX Energy Technologies Inc. from 2011 – 2015, a Director of CanElson Drilling Company from 2009 – 2015, a Director of TransAlta Corporation from 2004 – 2015, a Director of PetroFrontier Corp. from 2010 – 2015, a Director of Rodinia Oil & Gas Corporation from 2008 – 2014, Chairman & Director of Orvana Minerals Ltd. from 2007 – 2012 and Chairman & Director for Orion Oil & Gas from 2010 - 2011. Mr. Jespersen holds a Bachelor of Science in Education and a Master of Science in Education from the University of Oregon. Mr. Jespersen has extensive and diverse international experience in government, business, and executive leadership.

David Berry. Mr. Berry is the President of Winterberry Investments, Inc. a private investment company that provides financing to startup firms and has held this position since September 2005. Mr. Berry has a BSc Honours in Mathematics from Queen’s University, an MBA in Finance and Accounting from Rotman School of Business as well as a CFA and CA.

David Fleck. Mr. Fleck is a Partner and Senior Vice President of C.A. Delaney Capital Management, an independent wealth management firm and has held that position since April 2014. From May 2011 through October 2013, Mr. Fleck was President and Chief Executive Officer of Macquarie Capital Markets Canada Ltd., a provider of financial, advisory, investment and funds management services. Prior to this, he held the position of Executive Managing Director at BMO Capital Markets Ltd. Mr. Fleck is also a board member of Alamos Gold Inc., a gold producing company with concessions located in Mexico and in Canada. He is also Vice-Chair of Soulpepper Theatre Company and a board member of the Art Gallery of Ontario Foundation. Mr. Fleck received his MBA from INSEAD and recently completed the Institute of Corporate Directors program at the Rotman School of Management.

Luis Vázquez Sentíes. Mr. Vázquez is the founder and Chairman of the Board of Directors of Diavaz since 1982 which is a conglomerate of 15 companies, all related to the Mexican energy industry. Mr. Vázquez was a member of the Board of Directors at TransAlta from 2001 to 2009 and Mr. Vázquez is currently Vice President of Mexico’s Chapter of the World Energy Council, as well as a Board Member of the Mexican Natural Gas Association. Mr. Vázquez is a chemical engineer and a graduate of Ryerson University in Toronto, Canada.

Tracie Crook. Ms. Crook is the Chief Operating Officer of McCarthy Tétrault LLP., a business law, litigation services, tax law, real property law, labour and employment law firm operating in Canada and London, UK, and has held that positon since 2011. Prior to that she was President and CEO of the ResMor Trust Company, a federally regulated mortgage provider, Director of Business Management for the TSX Group and Director of Management and Outsourcing with Sprint Canada. A Certified Director, Tracie currently sits on the Board of the Fraser Institute and was a former Board member of the Ontario Public Service Employees’ Union, the Housing Services Inc., and the GMAC Residential Funding of Canada Limited. Ms. Crook holds a Master of Science from Central Michigan University, a Bachelor of Business Administration from Ferris State University and has taken executive courses at Harvard Business School, the Massachusetts Institute of Technology (MIT) and Queen’s University.

Carrie Stone. Ms. Stone is the President of cStone & Associates, an international executive search firm and has held that position since founding the company in 2003. Ms. Stone serves as a Venture Partner with Enterprise Partners Venture Capital, a $1.1B venture fund investing in disruptive technologies and biotechnology from 1998-2000. Ms. Stone is a member of the Corporate Directors Forum and was named to the Financial Times Agenda Compensation 100 in 2012 identifying the 100 top candidates to serve on Compensation Committees. She also Co-Founded the San Diego Women Corporate Directors chapter in 2013. Ms. Stone holds a B.S. from the University of Vermont, attended Stanford Law School Director’s College, and Harvard Business School’s Executive Education, Compensation Committees.

Family Relationships

There are currently no family relationships between any of the members of our board of directors or our executive officers.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a Code of Ethics and Conduct that is specifically applicable to our Chief Executive Officer and senior financial officers. This Code of Ethics and Conduct was filed as Exhibit 14.1 to our filing on Form 10-K for the year ended May 31, 2016. If we make substantive amendments to the Code of Ethics and Conduct or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Recommendation of the Board of Directors

The Board recommends a vote FOR the election of each of the nominees.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

At the Meeting of Stockholders, the stockholders will vote to ratify the appointment of MNP LLP (“MNP”), as our independent registered public accounting firm for the fiscal year ending May 31, 2016. MNP served as auditor for the fiscal year ended May 31, 2015. We do not expect a representative of MNP to be present at the Meeting.

The Board has selected MNP as our independent registered public accounting firm for the fiscal year ending May 31, 2016. Although the selection of the independent registered public accounting firm is not required under the Company’s By-laws or otherwise to be ratified by our stockholders, the Board has directed that the appointment of MNP be submitted to our stockholders for ratification due to the significance of their appointment. If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of MNP LLP, as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016.

Stockholder Proposals & Nominations

Under Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual meeting of stockholders. To be eligible for inclusion in our next proxy statement, your proposal must be received by us no later than November 1, 2016, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8. You may write to our Secretary at one of the Company’s addresses as reported above to deliver the notices discussed above and to request a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominations of directors.

Other Matters

As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

Additional Information

Additional information relating to the Company, including the Company’s annual filings (including audited consolidated financial statements and management’s discussion and analysis) for the year ended May 31, 2015, on the United States Securities and Exchange Commission website at www.sec.gov. Stockholders may also request copies from the Secretary of the Company. Such copies will be made available free of charge.

Annual Report

Any stockholder of the Company may obtain without charge additional copies of the Company’s Annual Report on Form 10-K for the 2016 fiscal year, as filed with the Securities and Exchange Commission, by writing to the Chief Financial Officer of Yappn Corp. at 1001 Avenue of the Americas, 11th Floor, New York, NY 10018.

Stockholder Proposals & Nominations

Under Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2016 proxy statement, your proposal must be received by us no later than August 1, 2016, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8. You may write to our Secretary at one of the Company’s addresses as reported above to deliver the notices discussed above and to request a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominations of directors.

Revocable Proxy - Yappn Corp.

Proxy for the Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors and management of Yappn Corp. (the "Company") for the 2016 Annual Meeting of Stockholders (“2016 Meeting”) to be held at 110 Tower Executive Offices, 110 SE 6th Street, Suite 1700, Ft. Lauderdale, FL 33301 United States on May 31, 2016 at 10:00 a.m., local time.

The undersigned, a holder of Shares of the Company, hereby appoints Edward P. Karthaus (the "Proxyholder") or, _______________________________________(print name) and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the Shares of the Company which the undersigned would be entitled to vote if personally present at the 2016 Meeting, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

	For	Abstain
Proposal 1 - The election of the following individuals as Directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed

Edward P. Karthaus	[_____]	[_____]
C. Kent Jespersen	[_____]	[_____]
David Berry	[_____]	[_____]
David Fleck	[_____]	[_____]
Luis Vázquez Sentíes	[_____]	[_____]
Tracie Crook	[_____]	[_____]
Carrie Stone	[_____]	[_____]

	For	Against	Abstain
Proposal 2 - To ratify the appointment of MNP LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016 and allow the directors to fix their remuneration

	[_____]	[_____]	[_____]

Signature of Stockholder	Name of Stockholder (print exactly as it appears hereon)

Number of Shares Held	Certificate Number	Date

Check here if you plan to attend the 2016 Annual Meeting of Stockholders [     ]

This proxy should be read in conjunction with the meeting materials prior to voting. To be valid, this proxy must be signed. When signed, this Proxy will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR proposals 1and 2. By completing and returning this proxy, you are granting the Proxyholders, and each of them, the right and authority to vote in their discretion with respect to any amendments to any of the above proposals, as well as with respect to any other matter that may properly be brought before the 2016 Meeting, in each case in accordance with the judgment of the person or persons voting. The Company does not expect that any matter other those noted above to be brought before the 2016 Meeting. Once completed send the proxy to our office at 1001 Avenue of the Americas, 11th Floor, New York, NY 10018 (fax: 347-584-3644) or directly to the Company on or before May 27, 2016 at 5:00 p.m (EST) (facsimiles and scanned emails (proxy@yappn.com) can be received until 5:00 pm EST on May 30, 2016). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you appoint Management’s nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management voting recommendations highlighted for each resolution. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its being mailed to the shareholders of the Company. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the shareholder may be required to provide documentation evidencing the signatory’s power to sign the proxy.